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                                                                   EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-1146 of The L.L. Knickerbocker Co. Inc. on Form S-8 and in Registration Statements No. 333-15185, No. 333-37101 and No. 333-59169 on Form S-3 of our
report, which contains an explanatory paragraph regarding substantial doubt about the Company's ability to continue as a going concern, dated April 12, 2001, appearing in the Annual Report on Form 10-K of The L.L. Knickerbocker Co., Inc. for the year ended December 31, 2000.



/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
April 12, 2001